Exhibit 10.6

MANAGEMENT EMPLOYMENT AGREEMENT

THIS AGREEMENT is made effective the 1st day of May, 2005.

BETWEEN:

GARTH BRAUN, of Suite 501, 1166 Alberni Street,

Vancouver, British Columbia, V5E 3Z2

(the “Manager”)

AND:

CHEETAH OIL AND GAS LTD., a Nevada company

having an office at 2nd Floor, 498 Ellis Street,

Penticton, British Columbia, V2A 4M2

(the “Company”)

WHEREAS:

A.                     The Company is a United States reporting company under the US Securities Exchange Act of 1934; and

B.                     The Company wishes to engage the Manager to provide, and the Manager has agreed to provide to the Company, certain management services as the Company’s President.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of $1.00 now paid by each of the parties to the other and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by both parties) and in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto covenant and agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATIONS

Definitions

1.01                  In this Agreement, the following words and phrases, unless there is something in the context inconsistent therewith, shall have the following meanings:

(a)	“Agreement” means this agreement dated as of May 1, 2005 and made between the Company and the Manager as the same is from time to time amended;
(b)	“Board” means the Board of Directors of the Company;
(c)	“Business” means the business carried on by the Company from time to time;

(d)	“Business Day” means any day other than a day which is a Saturday, a Sunday or a statutory holiday in Vancouver, British Columbia;
(e)	“Term” means the term during which this Agreement shall be in full force as defined by section 5.01 of this Agreement; and

any other capitalized term shall have the meaning ascribed to it in this Agreement.

Captions and Section Numbers

1.02                  The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Extended Meanings

1.03                  The words “hereof”, “herein”, “hereunder” and similar expressions used in any clause, paragraph or section of this Agreement shall relate to the whole of this Agreement and not to that clause, paragraph or section only, unless otherwise expressly provided.

Number and Gender

1.04                  Whenever the singular or masculine or neuter is used in this Agreement, the same shall be construed to mean the plural or feminine or body corporate where the context of this agreement or the parties hereto so require.

Section References

1.05                  Any reference to a particular “article”, “section”, “subsection” or other subdivision is to the particular article, section or other subdivision of this Agreement.

Governing Law

1.06                  This Agreement and all matters arising hereunder shall be governed by, construed and enforced in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and all disputes arising under this Agreement shall be referred to the Courts of the Province of British Columbia.

Severability of Clauses

1.07                  In the event that any provision of this Agreement or any part thereof is invalid, illegal or unenforceable, such provision shall be ineffective to the extent of such illegality or unenforceability, but shall not invalidate or affect the validity, legality and enforceability of the remaining provisions of this Agreement.

Currency

1.08                  All sums of money to be paid or calculated pursuant to this Agreement shall be paid or calculated in currency of Canada unless otherwise expressly stated.

No Contra Proferentum

1.09                  The language in all parts of this Agreement shall in all cases be construed as a whole and neither strictly for nor strictly against any of the parties.

Statutes

1.10                  Unless otherwise stated, any reference to a statute includes and is a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which supplement or supersede such statute or such regulations.

Action on Non-Business Day

1.11                  If by the terms of this Agreement any payment, delivery or event provided for herein is scheduled to take place at a time which falls on a day which is not a Business Day, such delivery, payment or event shall take place on the first Business Day next following.

ARTICLE 2

ENGAGEMENT OF MANAGER

Engagement of Manager

2.01                  Subject to the terms and conditions of this Agreement, the Company hereby engages the Manager for the Term to provide to the Company certain management services including, without limitation, business administration, corporate planning and governance, managing regulatory affairs and assisting in the raising of capital.

Duties and Responsibilities

2.02	Without limiting section 2.01, the Manager shall also:
(a)	perform such management services in relation to the Company and the Business as the Board from time to time may request of him;
(b)	in the performance of the management services, observe and comply with all policies and guidelines of the Company and all resolutions and directions from time to time made or given by the Board;
(c)	comply with all applicable laws, rules, regulations and orders of any authority having jurisdiction over the affairs of the Company and the Business;
(d)

perform the management services honestly, in good faith and in the best interests of the Company exercising the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances;

(e)	devote so much time and attention to the affairs of the Company as is required to complete, or cause the completion of, the management services as described in Section 2.01 herein, on a timely basis;
(f)	conform to such hours of work as may from time to time be reasonably required of it; and
(g)	perform the management services in such manner as the Manager sees fit provided that such performance shall always meet with the standards of the Company.

No Employment Benefits

2.03                  Neither the Manager nor any of his employees shall be entitled to any registered pension fund or plan contributions, group sickness or accident insurance coverage, medical service plan coverage, supplementary employment benefits, profit sharing or group term life insurance, vacation pay or any other type of benefit provided by the Company to the employees of the Company.

No Unemployment Benefits

2.04                  The Manager acknowledges that as an independent contractor, the Manager shall not qualify for any assistance under any Employment Insurance Act in Canada or the United States.

ARTICLE 3

REMUNERATION

Remuneration

3.01                  As compensation for the management services, the Manager shall receive an annual management fee of US$120,000. The Company shall pay such fee in monthly payments on the first day of the month following the month to which payment of such management fee relates. For each year during the Term, the Board shall assess the Manager’s performance, obligations and responsibilities and determine what adjustment may be warranted to the annual management fee. In addition, should a medical evacuation become necessary as a result of the Consultant providing services to the Company in Papua New Guinea, the Company will pay for all such medical evacuation costs and associated expenses to medical facilities in Australia.

Expenses

3.02                  In addition to the remuneration referred to in section 3.01, the Company shall reimburse the Manager for all expenses actually and reasonably incurred by the Manager for the benefit of the Company up to a maximum of $1,000 per month including telephone and travel expenses without the prior approval of the board.

Stock Options

3.03                  Grant of Stock Options. Pursuant to the terms of a separate stock option agreement to be executed and delivered by the Company and Garth Braun as soon as practicable following the execution of this Agreement, the Company shall grant to Garth Braun stock options to acquire 500,000 shares of the Company (the “Options”), at an exercise price of $5.00 per share, vesting at a rate of 250,000 shares per year, until all shares are vested.

3.04                  Registration of Options. The Manager agrees and acknowledges that none of the Options or the shares acquired on exercise of the Options have been registered under the Securities Act of 1933 or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons (as that term is defined in Regulation S under the Securities Act of 1933), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and in each case only in accordance with applicable state and provincial securities laws. However, the parties acknowledge that the Company shall register the shares which may be acquired on exercise of the Options within one year from the date of this Agreement.

Own Manager Expenses

3.05                  Except as specifically provided for in this Agreement, the Manager shall be responsible for all the costs associated with providing the management services.

ARTICLE 4

CONFIDENTIALITY AND COMPANY CLIENTS

Company Confidential Information

4.01	The Manager acknowledges and agrees that:
(a)	proprietary, financial and confidential information and materials relating to the Company have been, and will in the future be, disclosed to the Manager (the “Company Confidential Information”);
(b)

the Company Confidential Information is the exclusive property of the Company and that all right, title and interest in and to the Company Confidential Information shall remain the property of Company and shall be held in confidence by the Manager; and

(c)

the Company Confidential Information derives its value from not being generally known to the public or by other persons who can obtain economic value or other advantage from its disclosure and use, and is subject to efforts by the Company to maintain its confidentiality.

Manager Confidentiality Covenants

4.02	The Manager covenants and agrees that:
(a)	he shall not directly or indirectly acquire any proprietary interest in, or otherwise deal with or use, the Company Confidential Information except as reasonably required for the Business;

(b)

he shall use his best efforts to keep confidential and protect the Company Confidential Information and the interests of the Company in the Company Confidential Information and shall exercise the degree of care that the owner of such information would reasonably be expected to employ for his own benefit with respect to his own proprietary and confidential information; and

(c)

he shall not directly or indirectly disclose, allow access to, or transfer the Company Confidential Information to third parties, excluding employees of the Manager, without the prior written consent of the Company.

Covenants Survive

4.03	The covenants and agreements in sections 4.02:
(a)	are in addition to and not in derogation from any of the obligations of the Manager to the Company; and
(b) shall survive the termination of this Agreement.

ARTICLE 5

TERM AND TERMINATION

Term

5.01                  Unless otherwise terminated as provided for in section 5.03, this Agreement shall be in full force for an initial term commencing the date first above written and ending April 1, 2008.

Review Period

5.02                  There shall be a review period for a period of six months commencing from the date first above written, upon the expiration of which either party may elect to terminate this Agreement.

Renewal

5.03                  Unless notice of termination has been given by either the Company or the Manager not less than 21 days prior to the expiry of the Term, this Agreement shall be automatically renewed for a further one year term from and including the day immediately following the last day of the Term on the same terms and conditions as contained in this Agreement (including this term and condition) as amended from time to time, unless earlier terminated pursuant to section 5.04.

Termination

5.04                  Notwithstanding the other provisions of this Agreement, this Agreement shall be terminated as follows:

(a)	forthwith by the Company on written notice to the Manager in the event of:
	(i)	the commission by the Manager of any material fraudulent act in performing any of the Manager’s obligations under this Agreement;
	(ii)	the commission of any material misrepresentation to the Company by the Manager;
	(iii)	failure of the Manager to perform his duties and discharge his obligations under this Agreement;
	(iv)	the malfeasance or misfeasance of the Manager in performing his duties and discharging his obligations under this Agreement; or
	(v)	other just cause; or
(b)	forthwith upon the mutual agreements of all the parties to this Agreement;
(c)

forthwith upon the occurrence of any one of the following events: (A) if either the Company or the Manager becomes or acknowledges that it is insolvent or makes a voluntary assignment or proposal under bankruptcy legislation applicable to them; (B) if a bankruptcy petition is filed or presented against either the Company or the Manager and is not continually contested; (C) if any order is made or resolution passed for the winding up, dissolution or liquidation of the Company, or if the Company has its existence otherwise terminated; or (D) either the Company or the Manager ceases to carry on business in the ordinary course; or

(d)

forthwith by the Company and the Manager upon the Company and the Manager being advised in writing by any securities authority having jurisdiction over the affairs of the Company that this Agreement is unsatisfactory for a public company, provided that the Company and the Manager have entered into a new management agreement on terms and conditions acceptable to the Company, the Manager and, as necessary, all securities regulatory authorities having jurisdiction over the affairs of the Company.

(e)	Forthwith upon 60 days written notice by either party to the other party.

Effect of Termination

5.05                  Upon the termination of this Agreement, the obligations of the parties shall cease and determine except:

(a)

the Manager shall deliver to the Company, in a reasonable state of repair, all property, personal or real, owned or leased by the Company and bailed to the Manager and used by, or in the possession of, the Manager or any of the Manager’s employees;

(b)	the provisions of Articles 4 and 5 shall continue to bind the Company and the Manager; and

(c)	all Options that have not vested shall terminate and the Company shall pay all amounts due to the Manager as of such termination date.

Sole Provisions

5.06                  This Agreement may only be terminated in accordance with the provisions of this Article.

ARTICLE 6

GENERAL PROVISIONS

Notices

6.01                  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by telecopier or hand or mailed postage prepaid addressed as set out on the face page of this Agreement or to such other address as may be given in writing by the parties and shall be deemed to have been received, if delivered by telecopier or hand, on the date of delivery and if mailed as aforesaid to the addresses set out above then on the fifth business day following the posting thereof provided that if there shall be between the time of mailing and the actual receipt of the notice a mail strike, slowdown or other labour dispute which might affect the delivery of the notice by the mails, then the notice shall only be effective if actually delivered.

Time of Essence

6.02                  Time is hereby expressly made of the essence of this Agreement with respect to the performance by the parties of their respective obligations under this Agreement.

Arbitration

6.03                  Any dispute or disagreement among the parties with respect to this Agreement may be referred to a single arbitrator pursuant to the Arbitration Act (British Columbia) provided that if the parties are unable to agree on the appointment of a single arbitrator, each of the Company and the Manager will appoint an arbitrator and the two arbitrators so appointed will appoint a third arbitrator to act as chairman. The determination of the arbitrator or arbitrators will be final and binding on the parties hereto and the cost of arbitration will be borne equally by the Company and the Manager.

Binding Effect

6.04                  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

Entire Agreement

6.05                  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous expectations, understandings,

communications, representations and agreements whether verbal or written between the parties with respect to the subject matter hereof.

Further Assurances

6.06                  Each of the parties hereto hereby covenants and agrees to execute such further and other documents and instruments and do such further and other things as may be necessary or desirable to implement and carry out the intent of this Agreement.

Assignment

6.07                  None of the parties may assign or transfer their respective rights under this Agreement without the prior written consent of the other party hereto.

Amendments

6.08                  No amendment to this Agreement shall be valid unless it is evidenced by a written agreement executed by all of the parties hereto.

Counterparts

6.09                  This Agreement may be executed in several counterparts each of which when executed by any party hereto shall be deemed to be an original and such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first above written.

/s/ Garth Braun

GARTH BRAUN

Dated:	June 16, 2005

CHEETAH OIL AND GAS LTD.

Per:	/s/ Garth Braun
Authorized Signatory

Dated:	June 16, 2005